Shackelford Pharma Inc.

Voting Common Shares

Regulation A 2020 Subscription Agreement

The securities offered hereby are highly speculative. Investing in shares of Shackelford Pharma Inc., a British Columbian corporation (the “Issuer”), involves significant risks. This investment is suitable only for persons who can afford to lose their entire investment.

The securities offered hereby have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities or blue sky laws and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and state securities or blue sky laws. Although an offering statement has been filed with the Securities and Exchange Commission (the “SEC”), that offering statement does not include the same information that would be included in a registration statement under the Securities Act. The securities have not been approved or disapproved by the SEC, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon the merits of this offering or the adequacy or accuracy of the offering circular or any other materials or information made available to subscriber in connection with this offering. Any representation to the contrary is unlawful.

No sale may be made to persons in this offering who are not “accredited investors” if the aggregate purchase price is more than 10% of the greater of such investors’ annual income or net worth. The Issuer is relying on the representations and warranties set forth by each subscriber in this subscription agreement and the other information provided by each subscriber in connection with this offering to determine compliance with this requirement.

Prospective investors may not treat the contents of the subscription agreement, the offering circular or any of the other materials made available (collectively, the “Offering Materials”) or any prior or subsequent communications from the Issuer or any of its officers, employees or agents (including “testing the waters” materials) as investment, legal or tax advice. In making an investment decision, investors must rely on their own examination of the Issuer and the terms of this offering, including the merits and the risks involved. Each prospective investor should consult the investor’s own counsel, accountant and other professional advisor as to investme nt, legal, tax and other related matters concerning the investor’s proposed investment.

The Issuer reserves the right in its sole discretion and for any reason whatsoever to modify, amend and/or withdraw all or a portion of the offering and/or accept or reject in whole or in part any prospective investment in the securities or to allot to any prospective investor less than the amount of securities such investor desires to purchase.

Except as otherwise indicated, the offering materials speak as of their date. Neither the delivery nor the purchase of the securities shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since that date.

This agreement (the “Agreement”) is made as of the date set forth below by and between the undersigned (the “Subscriber”) and the Issuer, and is intended to set forth certain representations, covenants and agreements between subscriber and the Issuer with respect to the offering (the “Offering”) for sale by the Issuer of shares of its voting common shares (the “Shares”) as described in the Issuer’s offering circular dated _________________, 2020 (the “Offering Circular”), a copy of which has been delivered to the Subscriber.

The shares are also referred to herein as the “Securities.”

ARTICLE I SUBSCRIPTION

1.1 Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Issuer the number of Shares set forth on the signature page of this Agreement, and the Issuer agrees to sell such Shares to the Subscriber at a purchase price of US$1.00 per Share for the total amount set forth on the signature page of this Agreement (the “Purchase Price”), subject to the Issuer’s right to sell to the Subscriber such lesser number of Shares as the Issuer may, in its sole discretion, deem necessary or desirable.

1.2 Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Securities. The Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

(a) Contemporaneously with the execution and delivery of this Agreement (including Schedule A hereto), the Subscriber shall execute and deliver an adoption agreement to the voting agreement between the Company and its shareholders dated June 19, 2018 and pay the Purchase Price for the Shares by check made payable to “Shackelford Pharma Inc.”, ACH debit transfer, or wire transfer in accordance with the instructions set forth on Appendix A hereto;

(b) Payment of the Purchase Price shall be received by Shackelford Pharma Inc. or by [Agent, Funding Portal or Underwriter] (the “Escrow Agent”) from the Subscriber;

[To confirm the usage of an escrow agent to receive the funds or if the Company will receive the funds directly from subscribers]

(c) This subscription shall be deemed to be accepted only when this Agreement has been signed by an authorized officer or agent of the Issuer, and the deposit of the payment of the purchase price for clearance will not be deemed an acceptance of this Agreement;

(d) The Issuer shall have the right to reject this subscription, in whole or in part;

(e) The payment of the Purchase Price (or, in the case of rejection of a portion of the Subscriber’s subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest or deduction, if the Subscriber’s subscription is rejected in whole or in part or if the Offering is withdrawn or canceled;

(f) Upon the release of the Subscriber’s Purchase Price to the Issuer by the Escrow Agent, the Subscriber shall receive notice and evidence of the digital entry (or other manner of record) of the number of the shares owned by the Subscriber reflected on the books and records of the Issuer and verified by the Issuer’s transfer agent or legal counsel (the “Transfer Agent”), which books and records shall bear a notation that the Shares were sold in reliance upon Regulation A.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

By executing this Agreement, the Subscriber (and, if the Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of the date of each closing date:

2.1 Requisite Power and Authority. The Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement. All action on the Subscriber’s part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the closing. Upon execution and delivery, this Agreement will be a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.2 Investment Representations. The Subscriber understands that the Securities have not been registered under the Securities Act. The Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Subscriber’s representations contained in this Agreement.

2.3 Illiquidity and Continued Economic Risk. The Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Issuer has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Securities. The Subscriber also understands that an investment in the Issuer involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Securities.

2.4 Accredited Investor Status or Investment Limits. The Subscriber represents that either:

(a) The Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. The Subscriber represents and warrants that the information set forth in response to question (c) on the signature page of this Agreement hereto concerning the Subscriber is true and correct; or

(b) The Purchase Price set out in paragraph (b) of the signature page of this Agreement, together with any other amounts previously used to purchase the Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth. The Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

2.5 Shareholder Information. Within five days after receipt of a request from the Company or from [Agent, Funding Portal or Underwriter], which is acting as an administrative agent for the Issuer, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Issuer is or may become subject, including, without limitation, the need to determine the accredited status of the Issuer’s shareholders. The Subscriber further agrees that in the event it transfers any securities, it will require the transferee of such securities to agree to provide such information to the Issuer as a condition of such transfer.

2.6 Issuer Information. The Subscriber understands that the Issuer is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular.

2.7 Valuation. The Subscriber acknowledges that the price of the Securities was set by the Issuer on the basis of the Issuer’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.8 Domicile. The Subscriber maintains the Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page of this Agreement.

2.9 [Brokerage Fees. The Issuer has engaged ⚫, as the underwriter (the “Underwriter”) to offer the shares to prospective investors in the United States on a best efforts basis, and the Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in such offering. We have agreed to pay the Underwriter selling commissions of ⚫ percent (⚫%) of the gross offering proceeds; provided, however, the selling commission shall be reduced to ⚫ percent (⚫%) with respect to that amount of gross offering proceeds received from certain investors who have a pre-existing relationship with the Issuer.]

[To confirm if the Company will be engaging an underwriter]

2.10 Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

ARTICLE III SURVIVAL; INDEMNIFICATION

3.1 Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained herein shall survive (a) the acceptance of this Agreement by the Issuer, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of the Subscriber, and (c) the death or disability of the Subscriber. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Article II hereof and that the Issuer has relied upon such representations, warranties and covenants in determining the Subscriber’s qualification and suitability to purchase the Securities. The Subscriber hereby agrees to indemnify, defend and hold harmless the Issuer, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of subscriber herein or the breach of any warranty or covenant herein by the Subscriber. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by the Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

ARTICLE IV MISCELLANEOUS PROVISIONS

4.1 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit or add to any provision of this Agreement.

4.2 Notification of Changes. The Subscriber agrees and covenants to notify the Issuer immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

4.3 Assignability. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

4.4 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

4.5 Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Issuer, until the consummation or termination of the Offering.

4.6 Entire agreement; Amendment. This Agreement states the entire agreement and understanding of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written. No amendment of this Agreement shall be made without the express written consent of the parties.

4.7 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, which shall be construed in all respects as if such invalid or unenforceable provision were omitted.

4.8 Venue; Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

4.9 Notices. All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the parties as follows: to the Issuer, 14th Floor, 1111 West Hastings Street, Vancouver, British Columbia, Canada, V6E 4M3, and to the Subscriber, at the address indicated below. Any party may change its address for purposes of this Section by giving notice as provided herein.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

SHACKELFORD PHARMA INC.
SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase shares of common shares of Shackelford Pharma Inc., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the subscription agreement.

Section 1 - Purchase Amount

Number of Voting Common Shares Purchased	Total Deemed Purchase Price (US$1.00 per share)

Section 2 - Subscriber Information

Subscriber Type (√ one): ☐ Individual ☐ Joint ☐ Corporation/Trust/Other

Full Name of Subscriber (or joint subscribers or entity, if applicable)	Main Telephone #	SIN or Business #

Full Name and Title of Authorized Signatory (if applicable)	Email Address

Address For Mailing Purposes (street, city, province and postal code)

Name of Contact Person (if subscriber is not an individual): ____________________

Section 3 - Registration Instructions ☐ Same as Above ☐ Different than Section 2 (as below)

Name and Account (if applicable)	Email Address/Contact Name

Address (street, city, province and postal code)

Section 4 - Registered Plan (√ check one)

For a subscriber acquiring through a registered plan, specify the type of account:

☐ RRSP ☐ RRIF ☐ TFSA ☐ Other: ____________________

Section 5 - Qualification for securities Exemption (√ check one and complete applicable Schedule(s))

The Subscriber understands that the Voting Common Shares is being offered on a private placement basis pursuant to applicable exemptions from prospectus requirements under Regulation A Tier II under the United States *securities and Exchange Act of 1933* and in Canada under the Offering Memorandum Exemption under National Instrument 45-106, and represents and certifies that it is acquiring the Voting Common Shares and qualifies under one of the following eligible investors under Regulation A Tier II, and if applicable, the Offering Memorandum exemption in Canada.

☐ The Subscriber is an accredited investor and a resident of the United States (as that term is defined in Regulation D under the Securities Act). The undersigned has checked the appropriate box on the attached Schedule A Certificate of Accredited Investor Status indicating the basis of such accredited investor status

☐ The Subscriber is an accredited investor and a resident of the Canada. The undersigned has check the appropriate box on the attached Schedule D - Form 45-106F9 Form for Individual Canadian Accredited Investors indicating the basis of such accredited investor status.

☐ The amount set forth in paragraph 1 above (together with any previous investments in the securities pursuant to this offering) does not exceed 10% of the greater of the undersigned's net worth or annual income.

☐ The Subscriber is a resident of Canada other than New Brunswick, Ontario and Quebec, and is purchasing the Securities based on the Offering Memorandum Exemption and has completed the Risk Acknowledgment Form in Schedule B .

☐ If resident of Alberta, Nova Scotia or Saskatchewan, has additionally completed Schedules 1 and 2 to Schedule B.

☐ The Subscriber is a resident of Canada from Manitoba, Northwest Territories, Nunavut, Prince Edward Island or Yukon and buying more than $10,000 in Units, is an "Eligible Investor" pursuant to the appropriate box checked on the attached Schedule C and has completed Schedule C.

Section 6 - Subscriber's Signature and Consent (√ check consent and sign)

☐ By executing this Agreement, the Subscriber is consenting (on his/her own behalf and, if applicable, on behalf of the beneficial purchaser for whom you are contracting), to the collection, use and disclosure of personal information.

Subscriber Signature

X ______________________________

Joint subscriber Signature (if applicable)

X ______________________________

Section 7 - Acceptance by Shackelford Pharma Inc.

This subscription is accepted by:

Shackelford Pharma Inc.

X ______________________________
Per: Mark Godsy, Chief Executive Officer

Effective Acceptance Date: ______________

Schedule A

Certificate of U.S. Accredited Investor Status

Accredited Investor's Not Subject to Investment Limits Under Regulation A Tier 2		
You acknowledge that, by qualifying as a U.S. accredited investor, you are not subject to investment limits under Regulation A Tier 2.		
You are an *Accredited investor* as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), because:		**Your initials**
U.S. accredited investor	A bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the securities Exchange Act of 1934; an insurance company as defined in Section 2(a)(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors";	
	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940	
	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000	
	A natural person whose individual net worth, or joint net worth with the undersigned's spouse, excluding the "net value" of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for foreseeable future, with "net value" for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth	
	Anatural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.	
	An entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards.	
	An individual who is a director or executive officer of Shackelford Pharma Inc.	
4. Your name and signature		
First and last name (please print):		
Signature:	Date:

ADOPTION AGREEMENT

THIS ADOPTION AGREEMENT (the “Adoption Agreement”) is executed on ______________, 2020, by the undersigned (“Holder”) pursuant to the terms of that certain Voting Agreement dated as of June 19, 2018 (the “Agreement”), by and among Shackelford Pharma Inc. (the “Company”) and its shareholders, as such Agreement may be amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares in the capital of the Company (the “Shares”), for one of the following reasons (Check the correct box):

☐ as a transferee of Shares from a party in such party’s capacity as a “Shareholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Shareholder” for all purposes of the Agreement.

☒ in accordance with Section 6.1 of the Agreement, in which case Holder will be a

“Shareholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, and any other shares in the capital of the Company required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or email address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:
SHACKELFORD PHARMA INC.
By: _______________________________	By:
Name:	Name: Mark Godsy
Address:	Title: Chief Executive Officer

Email Address: